Exhibit 99.B(7)(a)(iii)

Amendment Number 5

to the

Second Amended and Restated Automatic Indemnity Reinsurance Agreement

This Amendment between The Lincoln National Life Insurance Company of Fort Wayne, Indiana (the “Ceding Company”) and Lincoln National Reinsurance Company (Barbados) Limited, a Barbados Corporation (“the Reinsurer”) is effective February 20, 2018.

RECITALS

1.                                      The Ceding Company and the Reinsurer entered into an Automatic Indemnity Reinsurance Agreement effective July 1, 2003, as amended and restated effective November 1, 2013, and as further amended by amendments executed June 9, 2016, October 20, 2016, March 30, 2017, and July 15, 2017 (“the Agreement”).

2.                                      Article XVII, Section 8 of this Agreement permits amendments as long as they are made in writing, signed by duly authorized officers of both parties.

3.                                      The Ceding Company and the Reinsurer wish to make such an amendment to add new versions of two of the riders to the Agreement.

AGREEMENT

NOWTHEREFORE, in consideration of these premises and the mutual covenants contained herein, the Ceding Company and the Reinsurer agree to amend the Agreement as follows:

1.              Effective February 20, 2018, new versions of the Lincoln Lifetime Income SMAdvantage 2.0 (Managed Risk) and the Lincoln Market Select ® Advantage riders shall be added to Schedule A of the Agreement.

2.              The Ceding Company and the Reinsurer agree that Schedule A of the Agreement shall be replaced in its entirety with Schedule A attached hereto.

All terms, provisions and conditions of this Agreement will continue unchanged except as specifically revised in this Amendment.

In WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.

LINCOLN NATIONAL REINSURANCE COMPANY (BARBADOS) LIMITED		THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

By:	/s/ Brandy Ness	By:	/s/ Stephen Turer
Name: Brandy Ness		Name: Stephen Turer
Title: AVP		Title: SVP
Date: 3/20/18		Date: 3/20/18

AWD Number K201070103

Amendment number 5

SCHEDULE A

Reinsurance of Guaranteed Benefits (“GB”)

Effective February 20, 2018

Each contract listed in Schedule B contains one or more GB.  GBs which are covered by this Agreement include the following:

Marketing Name of Benefit	Policy Form Nos.
Death Benefit Riders
Guarantee of Principal Death Benefit Rider*	32148
Enhanced Guaranteed Minimum Death Benefit Rider*	32149
5% Step-Up Death Benefit Rider*	32150
7 Year Ratchet Death Benefit on American Legacy I & II*	—
Estate Enhancement Death Benefit Rider*	32151

Highest Anniversary Death Benefit Rider eff. 1/9/17*	AR-593

Guarantee of Principal Death Benefit Rider eff. 1/9/17*	ICC16-32148

Guarantee of Principal Death Benefit Rider eff. 1/9/17*	32148 (9-16)

Earnings Optimizer Death Benefit Rider eff. 11/16/15	AR-590

Lincoln SmartSecurity® Advantage
Variable Annuity Rider	32793

i4LIFE® Advantage with Guaranteed Income Benefit
Variable Annuity Income Rider	I4LA
Variable Annuity Payment Option Rider	I4LA-Q
Variable Annuity Payment Option Rider	I4LA-NQ
Guaranteed Income Benefit	GIB
Increasing GIB	IGIB
Annual GIB	AGIB
Select Guaranteed Income Benefit	AR-528

i4LIFE® Advantage with Guaranteed Income Benefit (Managed Risk) eff. 5/21/12	AR-528

4LATER® Advantage
Guaranteed Income Later Rider	4Later

4LATER® Advantage (Managed Risk) eff. 7/2/12	AR-547

4LATER® Select Advantage eff. 1/9/17	AR-547

Lincoln Lifetime Income SMAdvantage
Variable Annuity Living Benefits Rider	AR-512
Variable Annuity Living Benefits Rider (LINC Plus)*	AR-512P

Lincoln Lifetime Income SMAdvantage 2.0 &
Lincoln Lifetime Income SMAdvantage 2.0 (Managed Risk) eff. 4/2/12
Variable Annuity Living Benefits Rider eff. 4/2/12*	AR-529
Variable Annuity Guarantee Income Benefit (NY version)	AR-529
Variable Annuity Living Benefits Rider eff. 1/20/15	AR-566

Variable Annuity Living Benefits Rider eff. 2/20/18	AR-607

Lincoln Market Select ® Advantage
Variable Annuity Living Benefits Rider eff. 10/5/15	AR-587
Variable Annuity Living Benefits Rider eff. 5/16/16	AR-591
Variable Annuity Guarantee Income Benefit (NY version) eff. 8/29/16	AR-529
Variable Annuity Living Benefits Rider eff. 2/20/18	AR-607

Lincoln Long-TermCareSMAdvantage Rider
Long-Term Care Coverage Endorsement	AE-517
Long-Term Care Benefits Rider	AR-518, AR-519

Core Income Benefit — eff. 2/21/17	AR-592

Lincoln Max 6 SelectSM Advantage — eff. 5/22/17	AR-600

*                 issued by Ceding Company only